UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : September 9, 2009

Commission File No. 333-136643

ONE HOLDINGS, CORP.

(Exact name of registrant as specified in its charter)

Florida	59-3656663
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

8525 NW 53rd Terr., Suite C101, Doral, FL 33166

(Address of principal executive offices)

877-544-2288

(Issuer  telephone number)

Contracted Services, Inc., 318 Holiday Drive, Hallandale Beach, FL, 33009

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	ACQUISITION OR DISPOSITION OF ASSETS

ACQUSITION OF TRADE FINANCE SOLUTIONS INC. COMMON SHARES

On September 3, 2009, ONE Holdings, Corp. (“Registrant” and/or “ONE”) acquired from the shareholders of Trade Finance Solutions (“collectively referred to as “Shareholders”) 3,990 shares representing 99.75% of the Shareholders’ common shares owned in Trade Finance Solutions Inc. (“TFS”). For the TFS shares each Shareholder is to receive shares of the Registrant’s common stock and cash payments as per the Share Purchase Agreement (see attached exhibit 10.1 section 1.1).The cash component of the purchase price will be calculated on an earn-out basis based on TFS’ monthly EBIT (earnings before interest and taxes) beginning with the measuring period as defined in the Share Purchase Agreement with a not to exceed purchase price of $6,000,000.00. In addition to the cash portion of the purchase price, the shareholders shall receive 1 share of ONE common stock (adjusted for forward or reverse splits following the closing) for every $1.00 in EBIT achieved during the measuring period (“Stock Compensation”) subject to a maximum Stock compensation of 6 million shares of Registrant’s common stock. The Shareholders are subject to a lockup and leak out period as further defined in the Share Purchase Agreement.

Upon the purchase of the TFS Common Shares from the Shareholders, Registrant has become the majority shareholder of TFS.  The transaction has closed in escrow pending the completion of the TFS financial audit for the years 2007 and 2008 along with interim year to date statements for June 30, 2009, which are to be delivered to Registrant within sixty (60) days from the date of the acquisition The Registrant will have five (5) days from receipt of the financial statements to approve the financial statements.  Upon written approval from ONE to the escrow agent and as set forth in the Share Purchase Agreement the escrow agent shall execute the release and the closing will be effective as of the closing date.

TFS BUSINESS DESCRIPTION

History

TFS was incorporated in Canada, in the Province of Ontario in March of 2006. Based on the experience and expertise of its founders, TFS was established to provide creative financing solutions, including Purchase Order Financing, Fulfillment Services and Factoring or Invoice Discounting for credit worthy customers of eligible goods and services. Founded by professionals with strong backgrounds in both the distribution and financial sectors, TFS initially funded transactions predominantly with re-sellers and distributors.

Since its inception, TFS has had its headquarters in Markham, Ontario, a suburb of Toronto. In 2006, opportunities presented themselves and a branch office was opened in Lima, Peru. Early in 2007, TFS expanded to accommodate growth, including the addition of offices in Miami, Florida.

In the firm’s early stages, client concentration was primarily focused on companies engaged in the sale and distribution of durable goods, who were experiencing increased demand. The ability to accommodate export transactions resulted in substantial growth for TFS.

Historically, limitation in the ability to raise additional capital was an impediment to even greater growth. Access to capital markets through One Holdings will rectify this issue.

Recent expansion of TFS’s capital base has resulted in hiring, increased offerings and diversification.

Subsidiaries

TFS has a wholly owned U. S. subsidiary, TFP International Inc. which is incorporated in the State of Florida. This subsidiary is responsible for all activities that are based in the Miami office. With much of Miami’s economy active in international trade, the establishment of an office specializing in international trade provides additional opportunities for TFS.  With expertise and an appetite for international trade, we believe that our association with the other subsidiaries of ONE will provide TFS access to new international markets.

The primary product offering supporting this region is Fulfillment Services (described below).

Growth Plan

The current global economy affords TFS and its subsidiaries excellent growth opportunities. The tight capital markets have decreased the capital availability and appetite for lending at the more traditional lending institutions. This has and will continue to steer businesses to alternative forms of funding and TFS is positioning itself to, take advantage of the increased demand and  re-position the risk profile of TFS’s accounts by selecting lower risk profile accounts from the larger demand pool.

One of TFS’s competitive advantages is its ability to respond quickly to its prospects and customers. TFS’ years of expertise allow it to swiftly qualify accounts and provide a timely, often flexible, sometimes out-of the box response to their financing requirements. TFS believes that as it establishes itself in the marketplace, this competitive advantage will drive even more clientele to TFS. TFS intends to growth its business in two ways.

First TFS intends to grow its business by providing trade financing to support the growth of the other ONE’s subsidiaries. ONE’s subsidiaries provide an immediate opportunity for TSF to expand its business particularly as a result of the strong Asia Pacific – China region presence of these subsidiaries. The Asia Pacific – China region has historically been an underserved market for TFS’s product offerings. Initial dealings also suggest a strong opportunity to not only factor ONE’s subsidiaries to favor growth, but also provide Purchase Order Financing for third-party clients that purchase products from ONE’s subsidiaries. Additionally Factoring or even Inventory Financing could be alternative financing methods. In this arrangement, TFS can insert itself into the collection process, expediting cash flow and debt repayment. All these programs will not only assist the growth of TFS, but also ONE as a whole.

Second TFS intends to take advantage of the current climate by increasing its third party financings through the expansion of its channel strategy to increase the breadth of coverage that its current sales strategy encompasses. Selective agents and brokers will be added to the sales channel as a referral/feeder system.

Already, its sales team has brought opportunities to TFS which have been the genesis of its product diversification to date. TFS has developed a new opportunity that it is offering to Tier 1 financial institutions to assist them in resolution of some of their problem accounts. In this arrangement, TFS can secure the position of the financial institution and partner in the go-forward financing of the customer.

Principal Products

TFS incorporates a thorough review and due diligence for potential borrowers and its customers before any transaction is approved. An analysis of each individual transaction also takes place through TFS’ credit approval process, ensuring that all parties in the transaction receive value, and that TFS will be re-paid according to the terms agreed to in the transaction. In addition, 100% of TFS’ all transactions are credit insured with large, multi-national insurance companies.

In most transactions, a letter of credit is utilized to provide all parties with the protections on delivery, quality and timelines agreed to.

Factoring or Invoice Discounting:

TFS, as factor, purchases the client’s credit insured receivables (ie: invoices) for products or services satisfactorily rendered to creditworthy customers. By selling receivables, the client can generate cash almost immediately, instead of waiting the usual 30, 60, 90 days. TFS will verify, insure and control the transaction with the ultimate payer.

Purchase Order Financing:

Purchase Order Financing (or PO Funding) is a mechanism put in place to provide a short-term finance option to clients who have pre-sold finished goods and a requirement to pre-pay suppliers.  All transactions are on a “per project” basis. Typically the client has a purchase order from a credit insured customer but does not have the capital to pay their supplier upfront. They must have the goods “pre-sold” with strong margins.

TFS utilizes Letters of Credit to purchase the goods from the supplier and protect all parties. Once the goods are accepted by the end customer TFS then factors the invoice and pays off the Purchase Order facility.

Fulfillment:

Fulfillment Services are also provided by TFP.  The goods are acquired by TFP on terms negotiated with both supplier and end-client. TFP has established credit insurance and marine cargo insurance policies. The customer provides the purchase order and sales contract to TFP, who completes the transaction and disburses the proceeds.

TFS Asset Distribution

TFS’ clients are primarily small and medium size businesses registered and/or located in the United States and Canada but exporting their products internationally. Security includes a first lien position on the receivables and assets of the client (UCC, PPSA), personal guaranty and credit insurance.

The chart below provides a breakdown of insured debtors by country.

The Global Factoring Market

Factoring is not a new business; in fact, the concept goes back centuries. Basically, it’s the process of buying accounts receivable, or invoices from a business. What is new, however, is the application of factoring principles by the independent factoring brokers to the midsize company niche representing those businesses grossing $5 million to $500 million annually.

Routinely, strong midsize businesses factor their invoices. However, current economic conditions have propelled many others to use this option to get the cash they need. This has opened the industry to entrepreneurs who understand the value of consistent cash flow management.
(Source: International Factoring Association).

Recourse Factoring is a complete financial package that combines working capital financing, credit risk protection, accounts receivable bookkeeping and collection services. It is offered under an agreement between the factor and a seller. Under the agreement, the factor purchases the seller's accounts receivable with recourse. If the debtor goes bankrupt or is unable to pay its debts for credit reasons, the factor will use credit insurance or charge back the invoice to the seller. When the seller and the buyer are located in different countries the service is called international factoring.

A growing number of companies offer factoring services and many of such companies offer services internationally. Most factors are either owned by, or associated with, well-known international banking or other financial institutions as well as insurance companies or industrial organizations. Most small factoring operations in the US focus on regional markets as compared to Canada where there are fewer small factors who have a national focus.

According to the Commercial Finance Association’s latest findings, the volume available to professional factors in the U.S. is $127.6 billion domestically. Factoring is also present in more than 60 countries and globally accounts for more than $750 billion in annual trade. The average factoring relationship lasts somewhere between 18 to 30 months. Also, due to the current credit markets, it has become easier for TFS to attract more business.

Factoring is now universally accepted as vital to the financial needs of small and medium-sized businesses. It has the support of government bodies and central banks throughout the world.  As international trade continues to increase, so too do the opportunities for the factoring industry. Because international factoring works in a similar way to domestic factoring, exporters have realized that it can help them to become more competitive in complex world markets.

Many businesses that turn to factoring companies are reassured to know that the industry is closely associated with the banking sector. Although factoring companies remain highly specialized institutions, nearly all major banks now have factoring subsidiaries. This has enabled the industry to promote its services with great success and to work for businesses of every size.

Factoring has become well established in developing countries, in particular in those that are highly industrialized. In various Asian countries, the growth of factoring has been dramatic while in Latin America, financial institutions continue to join the industry. Similar growth has occurred in Central Europe, the Baltic’s and the Middle East.

The Registrant believes that in the current economic and credit climates today, almost every industry can profit from factoring. Textiles and clothing are the most popular but manufacturers of industrial and farm equipment, office equipment, electronics and processed food are increasingly turning to factoring.

Factors Chain International reports that more service industries have become clients. There is also plenty of evidence to suggest that fast-growing, sales-driven organizations appreciate the improved cash flow, efficiency and profitability that factoring can offer.

Total Factoring Volume by Country in the last 7 years (in Millions of USD)

	2002	2003	2004	2005	2006	2007	2008

Canada	4,464	4,552	4,546	5,501	4,876	6,149	4,320

U.S.A.	131,246	116,202	117,878	135,590	138,240	139,680	144,000

TOTAL WORLD	1,042,842	1,094,963	1,238,710	1,463,826	1,633,303	1,874,290	1,908,160

The chart above illustrates how underserved the Canadian Market is versus the US on a per-capita basis. TFS is well poised to grow its market domestically. Another market underserved is the Asian market, which, with introductions from One Holdings, will present strong opportunities.

Management

Michael Weingarten, Registrant’s Chairman, is also the Chairman of TFS and one of TFS’ selling Shareholders.

Peter Cook is the President of TFS and will continue in this position.  Mr. Cook has been an executive in the factoring industry in Canada and the US for the past 6 years and is active member of the International Factoring Association. Prior to joining TFS Mr. Cook spent 24 years with 2 of Canada’s largest banks where he held senior positions in brokerage, retail banking and commercial banking with international responsibilities. He worked on several major integrations and lead Canada’s largest brokerage integration. Mr. Cook also operated his own IT business servicing Latin America for 3 years.  Mr. Cook enjoys working with small businesses and using his experience and training to solve trade finance needs and ensuring the goals of all stake holders are achieved.

Steve McDonald has been with Trade Finance Solutions in the capacity of Vice President for 3 years. Mr. McDonald’s primary responsibility has been developing TFP International, TFS’s subsidiary. He brings 25 years experience working in senior management positions, predominantly in the telecommunications industry. Prior to joining TFS, Mr. McDonald was Vice President of Sales with the LeBlanc Group, one of North America’s largest communications infrastructure providers, for ten years. Steve also brings strong experience in international trade matters.

TFS has support staff to service its English, French and Spanish speaking clients. TFS is in the process of adding additional staff to service the Chinese speaking customer base.

Sales and Marketing

Sales

TFS sells to small and mid-sized business in US and Canada from offices in Miami and Toronto, to a client base predominantly concentrating on international trade. All sales are completed by staff positions. More than 75% of sales are to businesses referred by clients, bankers, accountants and brokers with ongoing relationships with the TFS team. The remaining balance of accounts are acquired from web advertising.

Marketing

TFS uses the following strategies to generate leads:

First, TFS’s positioning is as a solutions provider with a broad range of experience that will invest the time to understand the clients financing needs. Clients deal with owners/cheque writers/decision makers.

Second, TFS highlights Purchase Order Financing (“PO Funding”) as a product offering. There is less competition for this type of funding and it creates strong relationships with other factors who do not offer this service. In addition, many clients believe they need PO Funding when in the end most of their financial needs can be achieved through factoring.

Third, TFS has established a strong track record factoring receivables from Latin America and where appropriate utilizes the subsidiary company TFP International Inc. to take ownership of the transaction.

Forth, TFS has developed strong relationships with several Tier 1 commercial banks in Canada to assist with resolution of problem accounts. TFS provides funding and collection services on behalf of the banks.

Finally, TFS works with multiple credit insurance companies to mitigate the risk of loss for clients and TFS should a debtor fail to pay. This service also provides the client with credit limits for their customers and provides an outsourced credit department with recourse.

TFS networks within the industry through active membership in the International Factoring Association (IFA) and participation in the Commercial Finance Association. In addition, TFS has a strong web presence with a robust Google Adwords program.

Need For Government Approval

None

Employees

TFS currently has approximately 12 full time employees.

ITEM 9.01	EXHIBITS

 (a)  Exhibits:

Exhibit No.	Description
10.1	Share Purchase Agreement between

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONE Holdings, Corp.

September 9, 2009	/s/ Marius Silvasan
Marius Silvasan
Chief Executive Officer and Director

September 9, 2009	/s/ Cris Neely
Cris Neely
Chief Financial Officer and Director